Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 2014 Equity Incentive Plan and 2021 Incentive Award Plan of Frontier Group Holdings, Inc. of our report dated February 26, 2021 (except for Note 20, as to which the date is March 23, 2021) with respect to the consolidated financial statements of Frontier Group Holdings, Inc. included in its Registration Statement (Form S-1 No. 333-254004) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

Denver, Colorado

April 6, 2021